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                                                                     EXHIBIT 11


                    ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

                          CERTIFIED PUBLIC ACCOUNTANTS

                                 (410) 821-8000

                               FAX (410) 321-8359

Member:                                                             Heaver Plaza
American Institute of Certified Public Accountants                     Suite 200
      SEC Practice Section                                        1301 York Road
Maryland Association of Certified                    Lutherville, Maryland 21093
      Public Accountants


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion in Pre-Effective Amendment No. 2 and Amendment No. 2 to the Registration Statement of Impact Management Investment Trust on Form N-1A of our report dated June 20, 1997 on our audit of the statement of net assets of Impact Management Growth Portfolio (a series of Impact Management Investment Trust) as of June 19, 1997 and to the references to our firm under the caption "Independent Auditors" included in the Prospectus.

                                 /s/ Arthur F. Bell, Jr. & Associates, L.L.C.
                                 --------------------------------------------
                                     ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.
                                     CERTIFIED PUBLIC ACCOUNTANTS

Lutherville, Maryland
June 26, 1997